SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 29, 2007

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firm

On August 29, 2007, NeoMedia Technologies, Inc., a Delaware Corporation (the “Company”), notified Stonefield Josephson, Inc. (“Stonefield”) that the Company was dismissing Stonefield as its independent registered public accounting firm, effective immediately. The Board of Directors of the Company approved the dismissal of Stonefield as the Company’s independent registered public accounting firm on August 29, 2007, after recommendation and approval from the Audit Committee of the Board of Directors of the Company.

The reports of Stonefield on the Company’s financial statements for the fiscal years ended as of December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained an explanatory paragraph stating that the Company's significant operating losses, negative cash flows from operations and working capital deficit raise substantial doubt about its ability to continue as a going concern. Stonefield’s report on the Company’s internal controls over financial reporting expressed an unqualified opinion on management’s assessment of, and an adverse opinion on, the effectiveness of internal control over financial reporting, due to the existence of several material weakness as of December 31, 2006.

During the Company’s fiscal years ended December 31, 2006 and 2005, and through the date hereof, there were no disagreements between the Company and Stonefield on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Stonefield’s satisfaction, would have caused Stonefield to make a reference to the matter in its reports on the Company’s financial statements for such years.

The Company’s management concluded that as of December 31 2006, the Company did not maintain effective internal controls over financial reporting. During the Company’s fiscal years ended December 31, 2006 and 2005, and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal controls over financial reporting as of December 31, 2006, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee of the Company’s Board of Directors discussed the material weaknesses with Stonefield and the Company has authorized Stonefield to respond fully to the inquiries of a successor auditor.

The Company provided Stonefield with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested Stonefield to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of Stonefield’s letter dated September 4, 2007,is attached hereto as Exhibit 16.1.

(b)	New Independent Registered Public Accounting Firm.

On August 31, 2007, the Company engaged Kingery & Crouse, P.A. (“Kingery”), to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, which are expected to commence with, and include, the quarter ending September 30, 2007. The engagement of Kingery was approved by the Board of Directors of the Company, after approval and recommendation by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recent fiscal years ended December 31, 2006 and 2005, and during any subsequent interim period prior to the date of the engagement of Kingery as the Company’s independent registered public accounting firm, neither the Company nor anyone acting on its behalf consulted with Kingery regarding (i)

the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Kingery concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits No. Description:

Exhibit No.	Item	Location
16.1	Letter from Stonefield Josephson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2007	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ William J. Hoffman
Name: William J. Hoffman
Its: Chief Executive Officer